                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): April 23, 2002



                               CRAWFORD & COMPANY
             (Exact name of Registrant as specified in its charter)



                                     GEORGIA
                 (State or other jurisdiction of incorporation)



                  1-10356                             58-0506554
          (Commission File Number)          (IRS Employer Identification No.)



               5620 Glenridge Drive, N. E., Atlanta, Georgia 30342 (Address of principal executive offices)(Zip Code)



                                 (404) 256-0830
              (Registrant's telephone number, including area code)
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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

        On April 23, 2002, Registrant determined not to renew the engagement of its independent auditors, Arthur Andersen LLP ("Andersen"), and appointed Ernst & Young LLP ("Ernst & Young") as its new independent auditors, effective immediately. This determination followed Registrant's decision to seek proposals from independent auditors to audit Registrant's financial statements for the fiscal year ending December 31, 2002. The decision not to renew the engagement of Andersen and to retain Ernst & Young was approved by Registrant's Board of Directors upon the recommendation of its Audit Committee.

         Andersen's reports on the Registrant's consolidated financial statements for the fiscal years ended December 31, 2000 and December 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         During the Registrant's two most recent fiscal years and through the date of this Form 8-K, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused it to make reference to the subject matter in connection with its report on the Registrant's consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

         The Registrant provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of Andersen's letter, dated April 26 , 2002, stating its agreement with such statements.
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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.  The following exhibits are filed with this document.

Exhibit

Number       Descriptions
---------    ------------
16.1         Letter from Arthur Andersen LLP to the
             Securities and Exchange Commission
             Dated April 26, 2002

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CRAWFORD & COMPANY
                                             (Registrant)



                                        By:  /s/ JOHN F. GIBLIN
                                             John F. Giblin
                                             Executive Vice President and
                                             Chief Financial Officer
Dated: April 26, 2002
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                                  EXHIBIT INDEX

   Number         Descriptions
   ------         ------------
   16.1           Letter from Arthur Andersen LLP to the
                  Securities and Exchange Commission
                  Dated April 26, 2002